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Exhibit 99.4

Form of Proxy for Holders of MarkWest Energy Partnres, L.P. Common Units

MARKWEST ENERGY PARTNERS, L.P. 1515 ARAPAHOE STREET TOWER 2, SUITE 700 DENVER, COLORADO 80202	SUBMIT YOUR PROXY BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions on your screen to obtain your records and to create an electronic voting instruction form. You will incur only your normal internet charges.
SUBMIT YOUR PROXY BY TELEPHONE—1-866-783-6390
Use any touch-tone telephone to transmit your voting instructions toll-free up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the prerecorded instructions.
SUBMIT YOUR PROXY BY MAIL
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope to MarkWest Energy Partners, L.P. c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by the day before the meeting date to be counted in the final tabulation.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MARKWEST ENERGY PARTNERS, L.P.

Vote on Proposal	For	Against	Abstain
1. Approval and adoption of the Agreement and Plan of Redemption and Merger by and among MarkWest Energy Partners, L.P. (the "Partnership"), MWEP, L.L.C. (the "Merger Sub") and MarkWest Hydrocarbon, Inc. (the "Corporation"), dated as of September 5, 2007, as such agreement may be amended from time to time, pursuant to which the redemption will occur and the Merger Sub will merge with and into the Corporation with the Corporation surviving as a direct, wholly owned subsidiary of the Partnership.	☐	☐	☐
2. Approval of the issuance of common units of the Partnership as provided in the redemption and merger agreement.	☐	☐	☐

3. Approval of the issuance of Class A units in the Partnership in exchange for the incentive distribution rights and the 2% economic interest of the general partner interest in the Partnership owned by MarkWest Energy Partners GP, L.L.C. (the "General Partner") and the common units of the Partnership owned by the Corporation.	☐	☐	☐
4. Approval and adoption of the Third Amended and Restated Agreement of Limited Partnership of MarkWest Energy Partners, L.P.	☐	☐	☐
5. Approval of the adoption of the 2008 long-term incentive plan of the Partnership.	☐	☐	☐

6. Approval of the adjournment or postponement of the Special Meeting of Unitholders, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve any of the foregoing proposals.	☐	☐	☐

        This Proxy is revocable and, when properly executed, will be voted in the manner directed herein by the undersigned unitholder. If no direction is made, this Proxy will be voted FOR all of the above items.

        Please sign exactly as your name appears hereon. Jointly owned units will be voted as directed if one owner signs unless another owner instructs the contrary, in which case the units will not be voted. If signing in a representative capacity, please indicate title and authority.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

THE BOARD OF DIRECTORS OF THE GENERAL PARTNER RECOMMENDS A VOTE IN FAVOR OF ALL PROPOSALS

IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE, PLEASE CALL THE PROXY SOLICITOR, THE ALTMAN GROUP, INC., AT (866) 822-1239. BANKS AND BROKERS CALL: 1 (201) 806-7300

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE GENERAL PARTNER
PROXY

MARKWEST ENERGY PARTNERS, L.P.
1515 Arapahoe Street
Tower 2, Suite 700
Denver, Colorado 80202

        The undersigned unitholder(s) of MarkWest Energy Partners, L.P. (the "Partnership"), having duly received the Notice of Special Meeting and Proxy Statement dated January 7, 2008, hereby appoint(s) Nancy K. Buese and Andrew L. Schroeder each or any of them, with full power of substitution and revocation, as proxies to represent the undersigned and to vote, as designated, and otherwise act in such proxyholders' sole discretion as to any other matter properly raised in respect of all Partnership common units, which the undersigned may be entitled to vote at the Special Meeting of Unitholders of MarkWest Energy Partners, L.P. to be held on February 21, 2008, at 9:00 a.m., local time, at the offices of the Partnership, 1515 Arapahoe Street, Tower 2, Suite 700, Denver, Colorado 80202, and at any and all adjournments or postponements thereof, with all the rights and powers the undersigned would possess if personally present. Proxies are instructed to vote as specified on the reverse side or in such proxyholders' sole discretion as to any other matter that may properly come before the meeting.

THIS PROXY IS CONTINUED ON THE OTHER SIDE

PLEASE SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.

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  Exhibit 99.4
Form of Proxy for Holders of MarkWest Energy Partnres, L.P. Common Units
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
THE BOARD OF DIRECTORS OF THE GENERAL PARTNER RECOMMENDS A VOTE IN FAVOR OF ALL PROPOSALS
MARKWEST ENERGY PARTNERS, L.P. 1515 Arapahoe Street Tower 2, Suite 700 Denver, Colorado 80202
THIS PROXY IS CONTINUED ON THE OTHER SIDE